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EXHIBIT (M)(4)

                                  SCHEDULE "A"

                     DISTRIBUTION AND SERVICES PLAN (12b-1)
                                 OF ASTON FUNDS

Below are listed to the Trust's separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

                                   ASTON FUNDS

                        Aston Value Fund - Class N Shares
                Aston/Veredus Select Growth Fund- Class N Shares
                 Aston/ABN AMRO Real Estate Fund- Class N Shares
              Aston/TCH Investment Grade Bond Fund - Class N Shares
          Aston/River Road Dynamic Equity Income Fund - Class N Shares
             Aston/River Road Small Cap Value Fund - Class N Shares
               Aston/Optimum Large Cap Opportunity Fund - Class N
                  Shares Aston/River Road Small-Mid Cap Fund -
                 Class N Shares ABN AMRO Government Money Market
                              Fund- Class S Shares
                   ABN AMRO Money Market Fund- Class S Shares
              ABN AMRO Tax-Exempt Money Market Fund- Class S Shares
               ABN AMRO Treasury Money Market Fund- Class S Shares
              Aston/Resolution Global Equity Fund - Class N Shares
             Aston/ABN AMRO Global Real Estate Fund - Class N Shares
          Aston/Montag & Caldwell Mid Cap Growth Fund - Class N Shares
              Aston/ClariVest Mid Cap Growth Fund - Class N Shares
               Aston/Cardinal Mid Cap Value Fund - Class N Shares
           Aston/SGA International Small-Mid Cap Fund - Class N Shares
           Aston/New Century Absolute Return ETF Fund - Class N Shares
                Aston/Smart Allocation ETF Fund - Class N Shares
              Aston/MB Enhanced Equity Income Fund - Class N Shares

This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.

As of June 21, 2001
As amended: December 20, 2001
As amended: March 21, 2002
As amended: December 19, 2002
As amended: February 17, 2003
Approved: December 18, 2003
As amended: December 16, 2004
As amended: June 16, 2005
As amended: September 21, 2006
As amended: February 19, 2007
As amended: June 21, 2007
As amended: September 20, 2007
As amended: December 20, 2007